Exhibit 23.2


                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports included in this registration statement, and to the incorporation by reference in this registration statement of our report dated February 7, 1998, incorporated by reference in EXECUTONE Information System, Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.


                                           ARTHUR ANDERSEN LLP


Stamford, Connecticut
 November 9, 1998